Exhibit 99.1

NEWS	Contact: Loren Singletary
(713) 346-7807

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES

FIRST QUARTER 2015 EARNINGS

HOUSTON, TX, April 28, 2015 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for its first quarter ended March 31, 2015, it earned net income of $310 million, or $0.76 per fully diluted share, compared to fourth quarter ended December 31, 2014 net income of $595 million, or $1.39 per fully diluted share. Excluding other items of $122 million in pre-tax charges related to an early retirement program, $9 million of Venezuela asset write-down, and $69 million of non-recurring foreign tax exposure, net income was $466 million, or $1.14 per fully diluted share, down 33 percent from the fourth quarter of 2014, and down 12 percent from the first quarter of 2014, excluding other items from all periods.

Revenues for the first quarter of 2015 were $4.82 billion, a decrease of 15.6 percent from the fourth quarter of 2014 and a decrease of one percent from the first quarter of 2014. Operating profit for the quarter, excluding the other items, was $692 million, or 14.4 percent of sales. EBITDA for the first quarter, excluding other items, was $837 million, or 17.4 percent of sales, down 18.1 percent from the prior year.

During the first quarter of 2015, the Company repurchased and retired 24.5 million shares of its common stock at an average price of $54.35 per share for a total purchase price of $1.3 billion. Since initiating a share buyback program in September 2014, the Company has repurchased 43.3 million shares or 10 percent of its shares outstanding, at an average price of $57.38 per share.

Ending backlog for the first quarter of 2015 was $10.43 billion for the Company’s Rig Systems segment and $1.46 billion for the Company’s Completion & Production Solutions segment.

Clay C. Williams, Chairman, President and CEO of National Oilwell Varco, stated, “National Oilwell Varco executed well during the first quarter of 2015, despite the significant downturn in oil price and oilfield activity we faced. Our strong financial resources, $11.9 billion backlog, and outstanding workforce position us well to weather the current challenging market, and we plan to emerge stronger and better. In the short run we will continue with cost reduction initiatives implemented through the past few months to drive better efficiency and mitigate the impact of declining revenues, which we expect to continue through at least the next few quarters.”

Williams noted that the Company will continue to execute its long-term plans to increase shareholder value. “We have the financial resources to invest in acquisitions, as well as the transformative new technologies we have a long history of pioneering. Cyclical downturns provide extraordinary opportunities to deploy capital to better position our enterprise for a recovery. While we don’t know the duration of this downturn, we know that we will be better when the recovery comes.”

Rig Systems

The Rig Systems segment generated revenues of $2.52 billion in the first quarter of 2015, a decrease of one percent from the fourth quarter of 2014 and an increase of 12 percent from the first quarter of 2014. Operating profit for this segment was $488 million, or 19.3 percent of sales. EBITDA for this segment was $511 million, or 20.3 percent of sales. Revenue out of backlog for the segment was $2.25 billion.

Backlog for capital equipment orders for the Company’s Rig Systems segment at March 31, 2015 was $10.43 billion, down 17 percent from the fourth quarter of 2014, and down 31 percent from the end of the first quarter of 2014. New orders during the quarter were $236 million, which were partly offset by $99 million in foreign currency exchange adjustments in the quarter.

Rig Aftermarket

The Rig Aftermarket segment generated revenues of $719 million in the first quarter of 2015, a decrease of 15 percent from the fourth quarter of 2014 and a decrease of four percent from the first quarter of 2014. Operating profit for this segment was $199 million, or 27.7 percent of sales. EBITDA for this segment was $206 million, or 28.7 percent of sales. Sequential operating leverage, or the change in operating profit divided by the change in revenues from the fourth quarter of 2014 to the first quarter of 2015 was 35 percent.

Wellbore Technologies

The Wellbore Technologies segment generated revenues of $1.17 billion in the first quarter of 2015, a decrease of 23 percent from the fourth quarter of 2014 and a decrease of eight percent from the first quarter of 2014. Operating profit for this segment was $124 million, or 10.6 percent of sales. EBITDA for this segment was $229 million, or 19.6 percent of sales. Sequential operating leverage was 42 percent.

Completion & Production Solutions

The Completion & Production Solutions generated revenues of $948 million in the first quarter of 2015, a decrease of 28 percent from the fourth quarter of 2014 and a decrease of five percent from the first quarter of 2014. Revenues out of backlog were $563 million. Operating profit for this segment was $108 million, or 11.4 percent of sales. EBITDA for this segment was $163 million, or 17.2 percent of sales. Sequential operating leverage was 28 percent.

Backlog for capital equipment orders for the Company’s Completion & Production Solutions segment at March 31, 2015 was $1.46 billion, down 18 percent from the fourth quarter of 2014, and down ten percent from the end of the first quarter of 2014. New orders during the quarter were $327 million, which were partly offset by $81 million in foreign currency exchange adjustments.

The Company has scheduled a conference call for April 28, 2015, at 8:00 a.m. Central Time to discuss first quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-800-447-0521 within North America or 1-847-413-3238 outside of North America five to ten minutes prior to the scheduled start time and asking for the “National Oilwell Varco Earnings Conference Call.”

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations and the provision of oilfield services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,024	$3,536
Receivables, net	4,024	4,416
Inventories, net	5,378	5,281
Costs in excess of billings	1,926	1,878
Deferred income taxes	378	447
Prepaid and other current assets	569	604

Total current assets	15,299	16,162

Property, plant and equipment, net	3,216	3,362
Deferred income taxes	559	503
Goodwill	8,509	8,539
Intangibles, net	4,290	4,444
Investment in unconsolidated affiliates	360	362
Other assets	191	190

	$32,424	$33,562

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$988	$1,189
Accrued liabilities	3,300	3,518
Billings in excess of costs	1,497	1,775
Current portion of long-term debt and short-term borrowings	151	152
Accrued income taxes	432	431
Deferred income taxes	299	309

Total current liabilities	6,667	7,374

Long-term debt	4,094	3,014
Deferred income taxes	2,014	1,972
Other liabilities	527	430

Total liabilities	13,302	12,790

Commitments and contingencies

Stockholders’ equity:
Common stock – par value $.01; 1 billion shares authorized; 395,062,247 and 418,977,608 shares issued and outstanding at March 31, 2015 and December 31, 2014	4	4
Additional paid-in capital	7,045	8,341
Accumulated other comprehensive loss	(1,318)	(834)
Retained earnings	13,306	13,181

Total Company stockholders’ equity	19,037	20,692
Noncontrolling interests	85	80

Total stockholders’ equity	19,122	20,772

	$32,424	$33,562

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2015	2014	2014
Revenue:
Rig Systems	$2,523	$2,256	$2,561
Rig Aftermarket	719	750	850
Wellbore Technologies	1,171	1,278	1,529
Completion & Production Solutions	948	1,002	1,325
Eliminations	(541)	(397)	(556)

Total revenue	4,820	4,889	5,709

Gross profit	1,178	1,290	1,546
Gross profit %	24.4%	26.4%	27.1%

Selling, general, and administrative	486	473	528
Other items	122	18	163

Operating profit	570	799	855

Interest and financial costs	(26)	(26)	(26)
Interest income	5	4	5
Equity income in unconsolidated affiliates	9	10	16
Other income (expense), net	(56)	—	(20)

Income before income taxes	502	787	830

Provision for income taxes	189	239	233

Income from continuing operations	313	548	597

Income from discontinued operations	—	41	—

Net income	313	589	597

Net income attributable to noncontrolling interests	3	—	2

Net income attributable to Company	$310	$589	$595

Per share data:

Basic:
Income from continuing operations	$0.76	$1.28	$1.39

Income from discontinued operations	$—	$0.10	$—

Net income attributable to Company	$0.76	$1.38	$1.39

Diluted:
Income from continuing operations	$0.76	$1.28	$1.39

Income from discontinued operations	$—	$0.09	$—

Net income attributable to Company	$0.76	$1.37	$1.39

Weighted average shares outstanding:
Basic	407	428	427

Diluted	409	429	428

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT – AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended
	March 31,		December 31, 2014
	2015	2014

Revenue:

Rig Systems	$2,523	$2,256	$2,561

Rig Aftermarket	719	750	850

Wellbore Technologies	1,171	1,278	1,529

Completion & Production Solutions	948	1,002	1,325

Eliminations	(541)	(397)	(556)

Total revenue	$4,820	$4,889	$5,709

Operating profit:

Rig Systems	$488	$451	$511

Rig Aftermarket	199	191	245

Wellbore Technologies	124	224	276

Completion & Production Solutions	108	143	215

Unallocated expenses and eliminations	(227)	(192)	(229)

Total operating profit (before other items)	$692	$817	$1,018

Operating profit %:

Rig Systems	19.3%	20.0%	20.0%

Rig Aftermarket	27.7%	25.5%	28.8%

Wellbore Technologies	10.6%	17.5%	18.1%

Completion & Production Solutions	11.4%	14.3%	16.2%

Total operating profit % (before other items)	14.4%	16.7%	17.8%

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED BEFORE DEPRECIATION & AMORTIZATION SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended
	March 31,		December 31, 2014
	2015	2014
Operating profit excluding other items (Note 1):
Rig Systems	$488	$451	$511
Rig Aftermarket	199	191	245
Wellbore Technologies	124	224	276
Completion & Production Solutions	108	143	215
Unallocated expenses and eliminations	(227)	(192)	(229)

Total operating profit excluding other items	$692	$817	$1,018

Depreciation & amortization:
Rig Systems	$23	$22	$23
Rig Aftermarket	7	6	7
Wellbore Technologies	105	108	111
Completion & Production Solutions	55	55	58
Unallocated expenses and eliminations	—	—	—

Total depreciation & amortization	$190	$191	$199

Operating profit as adjusted before depreciation & amortization (Note 1):
Rig Systems	$511	$473	$534
Rig Aftermarket	206	197	252
Wellbore Technologies	229	332	387
Completion & Production Solutions	163	198	273
Unallocated expenses and eliminations	(227)	(192)	(229)

Total operating profit as adjusted before depreciation & amortization	$882	$1,008	$1,217

Operating profit % as adjusted before depreciation & amortization (Note 1):
Rig Systems	20.3%	21.0%	20.9%
Rig Aftermarket	28.7%	26.3%	29.6%
Wellbore Technologies	19.6%	26.0%	25.3%
Completion & Production Solutions	17.2%	19.8%	20.6%
Total operating profit % as adjusted before depreciation & amortization	18.3%	20.6%	21.3%

Total operating profit as adjusted before depreciation & amortization:	$882	$1,008	$1,217
Other items	(122)	(18)	(163)
Interest income	5	4	5
Equity income in unconsolidated affiliates	9	10	16
Other income (expense), net	(56)	—	(20)
Net (income) loss attributable to noncontrolling interest	(3)	—	(2)

EBITDA (Note 1)	$715	$1,004	$1,053

Reconciliation of EBITDA (Note 1):
GAAP net income attributable to Company	$310	$589	$595
Income from discontinued operations	—	(41)	—
Provision for income taxes	189	239	233
Interest expense	26	26	26
Depreciation and amortization	190	191	199

EBITDA	715	1,004	1,053
Other items	122	18	163

EBITDA excluding other items (Note 1)	$837	$1,022	$1,216

NATIONAL OILWELL VARCO, INC.

OPERATING (NON-GAAP) DILUTED EARNINGS PER SHARE RECONCILIATION (Unaudited)

(In millions)

	Three Months Ended
	March 31,		December 31, 2014
	2015	2014

Net income attributable to Company	$0.76	$1.37	$1.39
Income from discontinued operations	—	(0.09)	—

Income from continuing operations	0.76	1.28	1.39
Other items	0.19	0.01	0.30
Amortization of purchased intangible assets	0.15	0.14	0.15
Venezuela asset write-down	0.02	—	—
Tax exposure	0.17	—	—

Operating (non-GAAP) (Note 1)	$1.29	$1.43	$1.84

Note 1: In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose, as appropriate, various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The primary non-GAAP financial measures we focus on are: (i) revenue excluding other items, (ii) operating profit excluding other items, (iii) operating profit percentage excluding other items, (iv) operating profit excluding other items before depreciation & amortization, (v) operating profit percentage excluding other items before depreciation & amortization, (vi) EBITDA, (vii) EBITDA excluding other items and (viii) Operating (non-GAAP) per fully diluted share. Each of these financial measures excludes the impact of certain other items and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included here within.

We use these non-GAAP financial measures internally to evaluate and manage the Company’s operations because we believe it provides useful supplemental information regarding the Company’s on-going economic performance. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc.
Loren Singletary (713) 346-7807
Loren.Singletary@nov.com